UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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BBQ HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12701 Whitewater Drive, Suite 100
Minnetonka, Minnesota 55343

June 3, 2021

Dear Shareholders,

On May 6, 2021, we made available to our shareholders of record a proxy statement (the "Proxy Statement") for the 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") of BBQ Holdings, Inc. (the "Company, "we" or "our") and began distributing a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and vote online.

On May 21, 2021 and after filing our Proxy Statement, David Kanen resigned from the Board of Directors (the “Board”) due to the demands on his businesses and to spend more time with his family and he notified the Board that he will not stand for reelection at the 2021 Annual Meeting.  Also, on May 21, 2021, in response to Mr. Kanen’s resignation, Mr. Anand D. Gala resigned from the Board to allow the Company to maintain a majority of independent directors as required by the Nasdaq Stock Market Listing Rules and notified the Board that he will not stand for reelection at the 2021 Annual Meeting.  Mr. Gala has expressed his willingness to again serve as a director at some time in the future if the Company has a sufficient number of independent directors.  Mr. Kanen and Mr. Gala have both confirmed to the Company’s Board that his resignation is not the result of any disagreement with the Company.  As a result, Mr. Kanen’s and Mr. Gala’s names have been withdrawn from nomination for re-election to the Board at the 2021 Annual Meeting.  The Board has nominated Rachael Maga as a substitute nominee for Mr. Gala to serve on our Board as a director for a term expiring at our 2022 annual meeting of shareholders.  No person has been nominated as a substitute for the board seat vacated by Mr. Kanen.

If all of the five nominees at the 2021 Annual Meeting are elected, the Board will have three vacancies based on the currently designated eight member Board. Our bylaws and Minnesota corporate law require a vote of the shareholders to reduce the size of the Board.  The Board is continuing to assess the advisability of filling those vacancies and, if it elects to do so, will identify and appoint up to three individuals to serve as directors. Any such directors appointed by our Board would serve until the 2022 annual shareholders’ meeting, at which time the person would stand for re-election.

Because these changes affect the matters to be voted on at the 2021 Annual Meeting, we are providing additional information in the enclosed supplement to the Proxy Statement (the "Proxy Supplement"). The proxy card and voting instruction form originally distributed with the Proxy Statement remain valid. Shareholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their prior proxy or voting instructions. If you have already voted, or if you vote using the Company’s original proxy card or original voting instructions, your submitted proxy will be voted at the 2021 Annual Meeting with respect to all proposals as you instruct, except that with respect to the election of directors and consistent with the disclosure set forth in the Proxy Statement, the proxy holder will vote shares represented by proxy for Ms. Maga as the substitute nominee for Mr. Gala and no votes will be cast for Mr. Kanen. For purposes of clarity, if you previously submitted a vote with respect to Mr. Gala but wish to change that vote with respect to Ms. Maga, you will need to change or revoke your proxy or voting instructions.  With respect to the director nominees named in the Proxy Statement other than Mr. Gala and Mr. Kanen, proxies will be voted as instructed.

The time and place of the 2021 Annual Meeting have not changed. The 2021 Annual Meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/BBQ2021 on June 15, 2021, at 3:00 p.m., Central Time. The enclosed Proxy Supplement should be read in conjunction with the Proxy Statement and Annual Report on Form 10-K for the year ended January 3, 2021, which we previously made available to our shareholders of record. You should read the entire Proxy Statement and this Proxy Supplement and any additional proxy materials carefully before voting your shares.

We encourage you to vote so that your shares will be represented at the meeting.

By Order of the Board of Directors,

Jeffery Crivello
Chief Executive Officer
BBQ Holdings, Inc.

CHANGE TO THE COMPANY’S SLATE OF NOMINEES

On May 21, 2021 and after filing our 2021 proxy statement with the Securities and Exchange Commission on April 30, 2021 (the "Proxy Statement"), David Kanen resigned from the Board of Directors (the “Board”) due to the demands on his businesses and to spend more time with his family and he notified the Board that he will not stand for reelection at the 2021 Annual Meeting.  Also, on May 21, 2021, in response to Mr. Kanen’s resignation, Mr. Anand D. Gala resigned from the Board to allow the Company to maintain a majority of independent directors as required by the Nasdaq Stock Market Listing Rules and notified the Board that he will not stand for reelection at the 2021 Annual Meeting.  Mr. Gala has expressed his willingness to again serve as a director at some time in the future if the Company has a sufficient number of independent directors.  Mr. Kanen and Mr. Gala have both confirmed to the Company’s Board that his resignation is not the result of any disagreement with the Company.  As a result, Mr. Kanen’s and Mr. Gala’s names have been withdrawn from nomination for re-election to the Board at the 2021 Annual Meeting.  The Board has nominated Rachael Maga as a substitute nominee for Mr. Gala to serve on our Board as a director for a term expiring at our 2022 annual meeting of shareholders.  No person has been nominated as a substitute for the board seat vacated by Mr. Kanen.

Assuming Ms. Maga is elected at the 2021 Annual Meeting, Ms. Maga will be compensated in accordance with the Company’s director compensation program, which currently provides for an annual cash retainer of $20,000 paid on a quarterly basis and an initial stock option grant of 20,000 shares of our common stock which vests annually over five years; subject to her continued service on the Board. Ms. Maga’s initial option grant will be effective as of the date of the 2021 Annual Meeting.  As of April 19, 2021, the record date for the meeting, Ms. Maga owned no shares of the Company’s common stock. Ms. Maga is an “independent director” as defined under the Nasdaq Stock Market Listing Rules.  Biographical information with respect to Ms. Maga is set forth below.

Since February 2015, Ms. Maga, 31, has been a co-owner and since July 2018, the President and sole owner of Ten Four Social LLC, a marketing, public relations and branding company. Ms. Maga has served on the Robert Morris University School of Business Sports Management Board of Directors since 2019. She received her Bachelor of Science degree in Business Marketing from Robert Morris University. Ms. Maga brings extensive marketing experience to the Board.

Ms. Maga has consented to be named in the Proxy Statement, as supplemented by this Proxy Supplement, and to serve if elected. If, before the 2021 Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the person named as proxy holder on the proxy card will vote for the substitute.

MISCELLANEOUS INFORMATION CONCERNING MS. MAGA

None of Ms. Maga or her associates (i) is party to any material proceedings adverse to the Company or any of its subsidiaries or has a material interest in any material proceeding adverse to the Company or any of its subsidiaries, (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2021 Annual Meeting, or (iii) has a direct or indirect material interest in any transaction or series of similar transactions since the beginning of 2019 fiscal year or any currently proposed transactions, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Voting Instructions

The voting instructions contained in the Proxy Statement and the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") distributed to our shareholders of record beginning on May 6, 2021, including the voting instructions applicable to the election of directors, have not changed. If you have not voted, or if you have voted but would like to change your vote, please vote your shares as soon as possible using the any of the methods described in the Proxy Statement and the Notice of Internet Availability.

The proxy card and voting instruction form originally distributed with the Proxy Statement remain valid. Shareholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their prior proxy or voting instructions. Pursuant to the discretionary voting authority granted to the proxy holder, any shares represented at the 2021 Annual Meeting by the original proxy card or voting instructions will be voted with respect to the election of Ms. Maga, as substitute nominee for Mr. Gala, as director. If you have already voted, or if you vote using the Company’s original proxy card or original voting instructions, your submitted proxy will be voted at the 2021 Annual Meeting with respect to all proposals as you instruct, except that with respect to the election of directors and consistent with the disclosure set forth in the Proxy Statement (which provides that “[i]f any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors”), the proxy holder will vote shares represented by proxy for Ms. Maga as the substitute nominee for Mr. Gala. For purposes of clarity, if you previously submitted a vote with respect to Mr. Gala and Mr. Kanen but wish to change that vote with respect to Ms. Maga, you will need to change or revoke your proxy or voting instructions. No votes will be cast for Mr. Kanen or a substitute for him. With respect to the director nominees named in the Proxy Statement other than Mr. Gala and Mr. Kanen, proxies will be voted as instructed. If a stockholder signs and mails a proxy card but does not indicate how the Proxy Holder should vote on any particular matter, the Proxy Holder will vote in accordance with the Board of Directors’ recommendation on such matter.

Proxies are solicited on behalf of the Board and are revocable through the methods described in the Proxy Statement.

Recommendation of the Board

The Board of Directors recommends shareholders vote "FOR" the election of Ms. Maga as a director at the 2021 Annual Meeting. The Board’s recommendation with respect to nominees Jeffery Crivello, Charles E. Davidson, Peter O. Haeg and Bryan L. Wolff remains unchanged.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2021

The Notice of the 2021 Annual Meeting of Shareholders, the Proxy Statement and the Annual Report on Form 10-K for the year ended January 3, 2021 of BBQ Holdings, Inc. and this Proxy Supplement are available at http://www.proxyvote.com. You will need the 16-digit control number included on the Notice that was mailed to you, on your proxy card or on the instructions that accompanied your proxy materials.